Exhibit 99.1

Regalwood Global Energy Ltd. Receives Non-Compliance Notice from NYSE

WASHINGTON, DC, OCTOBER 9, 2018 – Regalwood Global Energy Ltd. (NYSE:RWGE) today announced that on October 3, 2018, the New York Stock Exchange (the “NYSE”) notified the Company that it was not in compliance with Section 802.01B of the NYSE Listed Company Manual (the “Manual”), requiring that the Company’s Class A ordinary shares be held by a minimum of 300 public shareholders.

Pursuant to such notice, the Company is subject to the procedures set forth in Sections 801 and 802 of the Manual and must submit a business plan that demonstrates how the Company expects to return to compliance within 18 months of receipt of the notice. The Company anticipates that it will satisfy this listing requirement within such time period once it locates a target business with which to consummate an initial business combination.

The notice and procedures described above have no effect on the listing of the Company’s securities and the Company intends to submit a plan to regain compliance as required by NYSE rules.

Regalwood Global Energy Ltd. is an international energy-focused special purpose acquisition company sponsored by an affiliate of Carlyle International Energy Partners, L.P., formed as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Regalwood Global Energy Ltd. is led by Marcel Q. H. van Poecke, Chairman of the Board of Directors; Robert Maguire, a member of the Board of Directors; Brooke B. Coburn, President; and Kevin R. Gasque, Chief Financial Officer.

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Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Kevin R. Gasque

Regalwood Global Energy Ltd.

Chief Financial Officer

202-729-5626